UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
September 25, 2008
Date of Report
(Date of earliest event reported)
SMITH INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-8514	95-3822631
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
16740 East Hardy Road, Houston, Texas
(Address of principal executive offices)
77032
(Zip Code)
(281) 443-3370
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 25, 2008, the Board of Directors of Smith International, Inc. appointed John Yearwood, 48, a member of the Board of Directors since December 2006, to serve as Chief Executive Officer, President and Chief Operating Officer of the Company, effective January 1, 2009. Doug Rock, 61, who holds these positions currently, will remain a member of the Company’s Board of Directors and the Chairman of the Board after January 1, 2009.
     Mr. Yearwood has been Executive Vice President of the Company and President of Smith Completion and Production since August 25, 2008. Prior to that, he served as a Senior Advisor to the Chief Executive Officer of Schlumberger, the minority partner in the Company’s M-I SWACO business unit, since March 2006. From 1980 to March 2006, Mr. Yearwood served in a variety of positions at Schlumberger much of which included responsibilities for businesses primarily focused outside of the United States, most recently as President — North and South America, Oilfield Services. Mr. Yearwood is a director of NFR Energy and Sheridan Production Partners, with whom the Company conducts business in the ordinary course.
     A copy of the press release dated September 25, 2008, announcing the appointment of Mr. Yearwood as the Company’s Chief Executive Officer, President and Chief Operating Officer is attached hereto as Exhibit 99.1 to this report on Form 8-K.

Item 9.01. Financial Statements and Exhibits
(c)	Exhibits.

Exhibit No.	Exhibit

99.1	Press Release dated September 25, 2008 with respect to the Company’s appointment of Mr. John Yearwood as the Company’s Chief Executive Officer, President and Chief Operating Officer.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH INTERNATIONAL, INC.
Date: October 1, 2008	/s/ RICHARD E. CHANDLER, JR.
By: Richard E. Chandler, Jr.
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated September 25, 2008 with respect to the Company’s appointment of Mr. John Yearwood as the Company’s Chief Executive Officer, President and Chief Operating Officer.